Exhibit 10.18

LEASE TERMINATION AGREEMENT RELATED TO WATERGATE PROPERTY

LEASE TERMINATION AGREEMENT

THE LEASE TERMINATION AGREEMENT (“Termination Agreement”) is made as of the 9th day of April, 2004 by and between CA-EMERYVILLE PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership a(n) (“Landlord”) and MOVING BYTES INC. a Canadian Corporation (“Tenant”).

RECITALS:

A.

Landlord (as successor in interest to Spieker Properties, L.P., a California limited partnership) and Tenant (and formerly known as E*Comentrix Inc., a Canadian corporation) are parties to that certain lease dated as of June 21, 2001, which lease has been previously amended by instrument dated February 28, 2003 (collectively, the “Lease”) relating to approximately 1,601 rentable square feet, known as Suite No. 1205 (the “Premises”) located on the 12th floor of the building commonly known as Watergate Office Towers, located at 2000 Powell Street, Emeryville, California (the “Building”), all as more particularly described in the Lease.

B.

The Term is scheduled to expire on July 31, 2006 (the “Stated Termination Date”), and Tenant desires to terminate the Lease prior to the Stated Termination Date. Landlord has agreed to such termination on the terms and conditions contained in this termination Agreement.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.

Effective as of February 29, 2004 (the “Early Termination Date”) and subject to the agreements, representations, warranties and indemnities contained in this Termination Agreement, including, without limitation, payment of the Termination Fee describe din Section 7 below, the Lease is terminated  and the Term of the Lease shall expire with the same force and effect as if the Term was, by the provisions thereof, fixed to expire on Early Termination.

2.

Effective as of the Early Termination Date, Tenant remises, releases, quitclaims and surrenders to Landlord, its successors and assigns, the Lease and all of the estate and rights of Tenant in and to the Lease and the Premises, and Tenant forever releases and discharges Landlord from any and all claims, demands or causes of action whatsoever against Landlord or successors and assigns arising out of or in connection with the Premises or the Lease and forever releases and discharges Landlord from any obligations to be observes or performed by Landlord under the Lease after the Early Termination Date.

3.

Subject to the agreements, representations, warranties and indemnifications contained in the Termination Agreements, Landlord agrees to accept the surrender of the Lease and the Premises from and after the Early Termination Date and, effective as of the Early Termination Date, forever releases and discharges Tenant from any obligations to be observed and performed by Tenant under the Lease after the Early Termination Date, provided that the Tenant has satisfied, performed and fulfilled all of the agreements set forth in the Termination Agreement, and each of the representations and warranties set forth in Section 6 below are true and correct.

4.

With respect to the releases set forth in Sections 2 and 3 above, the parties acknowledge that they have been advised by legal counsel and are familiar with the provision of the California Civil Code Section 1542 which provides as follows:

“A GENERAL RELEASE DFOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSOPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEUING AWARE OF SAID CODE SECTION, HEREBY EXPRESEELY WAIVE ALL RIGHTS THEY MAY HAVE THEREUNDER, AS WELL AS ANY OTHER STATUES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT PERTAINING TO THE RELEASES SET FORTH HEREIN.

5.

On or prior to the Early Termination Date, Tenant shall:

a.

Fulfill all covenants and obligations of Tenant under the Lease applicable to the period prior to and including the Early Termination Date.

b.

Completely vacate and surrender the Premises to Landlord in accordance with the terms of the Lease. Without limitation, Tenant shall leave the Premises in a broom-clean condition and free of all movable furniture and equipment and shall deliver the keys to the Premises to Landlord or Landlord’s designee.

6.

Tenant represents and warrants that (a) Tenant is the rightful owner of all of the tenant’s interest in the Lease; (b) Tenant has not made any disposition, assignment, sublease, or conveyance of the Lease or Tenant’s interest therein; (c) Tenant has no knowledge of any fact or circumstance which would give rise to any claim, demand, obligation, liability, action or cause of action arising out of in connection with the Tenant’s occupancy of the Premises; (d) no other person or entity has an interest in the Lease, collateral or otherwise; and (e) there are no outstanding contracts for the supply of labor or material and no work has been done or is being done, to or about the Premises which has not been fully paid for and for which appropriate waivers of mechanic’s liens have not been obtained. The foregoing representation and warranty shall be deemed to be remade by Tenant in full as of the Early Termination Date.

7.

Simultaneously with the execution of the Termination Agreement, Tenant shall pay to Landlord, by cashier’s or certified check or by wire transfer of immediately available funds to an account designated by landlord, the sum of $16,000 (the “Termination Fee”). In addition, Landlord shall retain the existing Security Deposit. Notwithstanding anything in this Termination Agreement to the contrary, Tenant shall remain liable for of its obligations as Tenant under the Lease arising prior to the Termination Date, excluding year-end adjustments with respect to Tenant’s Proportionate Share of Taxes and Operating Expenses for that portion of the Calendar year up to and including the Early Termination Date.

8.

Section 10.3 of the Lease shall survive the termination of the Lease pursuant to this Agreement.

9.

Each signatory of this Termination Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

10.

This Termination Agreement shall be construed  and enforced in accordance with the laws of the State of California. Any legal action or proceeding with respect to this Termination Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of California or the United State of America for the Northern District of California and by execution and delivery of this Termination Agreement, Tenant hereby accepts unconditionally the non-exclusive justifications of the aforementioned courts and their respective appellate courts. Tenant hereby irrevocably consents to the service of process out of any of these aforementioned courts in any such action or proceeding by the mailing of copies thereof by a reputable international courier to Tenant at the following address: ____. Tenant irrevocably waives any objection which it may now or hereafter have to the laying of venue in any of the courts referred to above arising out of or in connection any such action or proceeding on the Termination Agreement brought in any of the courts referred to above and further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding has been brought in an inconvenient forum.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Termination Agreement on the day and year first above written.

LANDLORD: CA-ERMERYVILLE PROPERTIES LIMITES PARTNERSHIP,

a Delaware limited liability company, its general partner By: Equity Office Management, L.L.C., a Delaware limited liability company, its non-member manager

/s/ MARK GEISREITER

Mark Giesreiter

Senior Vice President

MOVING BYTES INC., a Canadian corporation

/s/ MARK SMITH

Mark Smith

President